ALEXANDER & BALDWIN, INC.

                           DEFERRED COMPENSATION PLAN


                 AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2005




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                           DEFERRED COMPENSATION PLAN
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         I.       PURPOSE. Alexander & Baldwin, Inc. (the "Company") established this Deferred Compensation Plan (the "Plan") effective August 25, 1994, to provide participants in the Company's Three-Year Performance Improvement Incentive Plan (the "Three-Year PIIP") with the opportunity to defer payment of the awards made to them under such Plan and/or under the Company's One-Year Performance Improvement Incentive Plan (the "One-Year PIIP") for a period extending until their retirement or other termination of employment or until the expiration of the specific term (at least one full year in duration) elected by the participant.

        II. DEFINITIONS. For purposes of this Plan, the following definitions shall be in effect:

                  Board shall mean the Company's Board of Directors.
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                  Change in Control shall mean a "Change in Control Event" as
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defined in Internal Revenue Service Notice 2005-1 or any successor guidance issued by the Internal Revenue Service..

                  Common Stock shall mean shares of the Company's common stock.
                  ------------

                  Fair Market Value shall, with respect to the per share
                  -----------------
valuation of the Common Stock on any relevant date, be the mean between the highest and lowest selling prices per share of Common Stock on such date, as quoted on the Nasdaq National Market (or any successor system). Should the Common Stock become traded on a national securities exchange, then the Fair Market Value per share shall be the mean between the highest and lowest selling prices on such exchange on the date in question, as such prices are quoted on the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on the Nasdaq National Market (or national securities exchange) on the date in question, then the Fair Market Value shall be the mean between the highest and lowest selling prices on the Nasdaq National Market (or such securities exchange) on the last preceding date for which such quotation exists.

                  Plan Administrator shall mean the Compensation and Stock
                  ------------------
Option Committee of the Board.

                  Section 16 Insider shall mean any participant who is, at the
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time of the relevant determination or was at any time within the immediately preceding six (6) months, an officer or director of the Company subject to the short-swing profit restrictions of Section 16(b) of the Securities Exchange Act of 1934, as amended.

       III. ADMINISTRATION. The Plan Administrator shall administer the Plan and shall have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration and to make such determinations under, and issue such interpretations of, the Plan as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan.

        IV. DEFERRAL ELECTION. An individual selected for participation in the Three-Year PIIP may elect to defer, for the period of time described below ("Deferral Period"), all or part of his/her award(s) under the Three-Year PIIP and/or One-Year PIIP. Any such election ("Deferral Election") must be made in accordance with the following provisions:

                  1. Deferral Election Procedure. In December of each calendar
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year, the Company will send to each individual selected for participation in the upcoming performance cycle under the Three-Year PIIP an election form whereby such individual may elect to defer the payment of all or part of any award made to him/her for that three-year performance cycle or for the upcoming one-year performance cycle under the One-Year PIIP. The Deferral Election form must be executed by the participant and delivered to the Company before the beginning of the particular performance cycle under the One-Year PIIP or Three-Year PIIP to which such election relates.

                  2. Deferral Period. The Deferral Period shall extend until the
                     ---------------
date the participant separates from service with the Company. At the time the Deferral Election form is filed, the participant shall specify the date or dates following his/her separation from service on which payments of the deferred award are to be made. Once specified, such payment schedule cannot be changed. Notwithstanding the foregoing, prior to January 1, 2005, participants could elect a payment date preceding the participant's separation from service, and any such election applicable to compensation that was earned and vested prior to January 1, 2005, shall continue to be effective on and after January 1, 2005, with respect to the compensation deferred under such election and all interest or dividend equivalents credited to such compensation.

                  3. Minimum Deferral Amount. A participant may elect to defer
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all or any portion of his/her award under the One-Year or Three-Year PIIP (with the balance to be paid currently, i.e., on a non-deferred basis), provided the amount to be so deferred is at least Two Thousand Dollars ($2,000.00). The portion of each award which is to be deferred pursuant to such election shall be credited to a separate account ("Deferred Compensation Account") maintained for the participant on the Company's books. The credit to such book account shall be made at the time the award otherwise would be payable to the participant under the applicable PIIP in the absence of his/her Deferral Election.

         V. CONVERSION ELECTION - COMMON STOCK-EQUIVALENT UNITS. Subject to the provisions stated below and pursuant to procedures determined by the Plan Administrator or by the committee or individual(s) to which such authority is delegated, the participant may make an election ("Conversion Election") to have all or any portion of his/her award under the One-Year or Three-Year PIIP that is credited to his/her Deferred Compensation Account, converted into Common Stock-equivalent units which will be valued from time to time during the Deferral Period on the basis of the Fair Market Value of the Common Stock.

                  1. Timing of Conversion Election. Conversion Elections shall
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be made at the time the applicable PIIP awards are determined. Conversion
Elections by Section 16 Insiders, once made, shall be irrevocable.

                  2. Limitation on Conversion Election. The Conversion Election
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shall be subject to the following limitations:

                            (i) The portion of the award which may be converted
into Common Stock-equivalent units shall not exceed fifty percent (50%) of the total dollar amount of such award, including the portion of such award payable currently and the portion deferred under this Plan, and

                           (ii) The dollar value of the One-Year or Three-Year
PIIP award which may be converted into Common-Stock equivalent units under this Plan shall not, when added to the Fair Market Value (at date of issuance) of any shares of Common Stock issued under the Company's Restricted Stock Bonus Plan in payment of all or part of the balance of such award (exclusive of any bonus shares issued under the Restricted Stock Bonus Plan), exceed fifty percent (50%) of the total dollar value of such PIIP award.

                  3. Approval of Plan Administrator. No Conversion Election
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shall be effective, and no portion of the participant's Deferred Compensation
Account shall actually be converted into Common Stock-equivalent units, except to the extent such Conversion Election is approved by the Plan Administrator.

                  4. Bonus Common Stock-Equivalent Units. The deferred portion
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of any award converted into Common Stock-equivalent units may, in the Plan
Administrator's sole discretion, be credited, as a premium, with additional, bonus Common Stock-equivalent units ("bonus units") equal to up to 50% of the number of Common Stock-equivalent units into which such portion is initially converted.

        VI. VALUATION OF DEFERRED COMPENSATION ACCOUNTS. From time to time during the Deferral Period, the value of each Deferred Compensation Account shall be adjusted to reflect an investment return on the balance credited to such account, and such value and adjustments periodically shall be communicated to each participant. Such periodic valuation shall be made as follows:

                  1. Cash Balance. The deferred portion of any award valued in
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         cash shall be credited with interest, compounded annually, for each calendar year falling in whole or in part within the Deferral Period. Such interest shall be at a per annum rate equal to the New York Reserve Bank discount rate in effect as of January 15 of each calendar year within the Deferral Period plus 1%.

                  2. Common Stock-Equivalent Units.
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                            (i) The Common Stock-equivalent units (including
                  bonus units) will be credited, at the time dividends are paid on outstanding shares of Common Stock, with an amount ("dividend-equivalent credits") equal to the dividends which otherwise would be paid if the number of Common Stock-equivalent units in the participant's Deferred Compensation Account were actually outstanding shares of Common Stock.

                           (ii) Dividend-equivalent credits will be applied in
                  the manner of a dividend reinvestment plan to purchase additional Common Stock-equivalent units valued at Fair Market Value on the applicable dividend payment date.

                          (iii) If the employment of a participant terminates
                  for any reason, other than by reason of normal or approved early retirement, death, or total and permanent disability, then:

                                    (a) such participant shall no longer have
                           any right, title or interest in any Common
                           Stock-equivalent units which were credited as bonus units within three (3) years prior to the date of such termination or discharge, and such participant shall not be entitled to receive any payment with respect to such bonus units, and

                                    (b) the Company shall have the right,
                           exercisable at its discretion, to convert to cash any or all non-bonus Common Stock-equivalent units which were credited to the participant's account within three (3) years prior to the date of such termination or discharge, at an amount equal to the lesser of the original award amount that was converted to these non-bonus Common Stock-equivalent units, and, an amount equal to the Fair Market Value per share of Common Stock on the date of such termination or discharge multiplied by the number of such Common Stock-equivalent units.

                           (iv) After the Common Stock-equivalent units have
                  been credited to the participant's Deferred Compensation Account for a period of at least three (3) years, that participant may elect, pursuant to procedures determined by the Plan Administrator or by the committee or individual(s) to which such authority is delegated, to have all or a portion of those units converted into cash on the basis of the Fair Market Value (at date of conversion) of the shares of Common Stock represented by such units; provided, however, that participants may not make such an election if they are Section 16 Insiders at the time of such election. Any portion so converted to cash shall begin to earn interest in accordance with Section VI.1. above and shall stop earning dividend-equivalent credits.

                            (v) Any Common Stock-equivalent units credited to a
                  participant's Deferred Compensation Account shall automatically be converted into cash, on the basis of the Fair Market Value (at the date of conversion) of the shares of Common Stock represented by such units, upon the earlier of
                  (A) the participant's termination of employment with the Company for any reason or (B) the expiration date of the Deferral Period in effect for such account pursuant to the participant's prior election. Any amounts so converted to cash shall begin to earn interest in accordance with Section VI.1. above.

       VII. PAYMENT. Upon the participant's separation from service (or at the time specified in the participant's pre-2005 election as described in the last sentence of Section IV.2), each Deferred Compensation Account maintained for the participant shall be paid out either in installments or in a lump sum in accordance with the payment schedule irrevocably designated by the participant for that account in the Deferral Election form executed and filed by him/her in accordance with Section IV. above; provided, however, that in the case of a participant who is a "key employee" (as defined in section 416(i) of the Internal Revenue Code without regard to paragraph (5) thereof), except as otherwise permitted under the last sentence of Section IV.2, the participant's Deferred Compensation Account(s) shall be paid no earlier than six months following the participant's separation from service.

      VIII. FUNDING. Deferred Compensation Accounts shall not be funded and shall be maintained by the Company only as book reserves. The Company's obligation to pay such accounts as they become due and payable under the Plan shall be at all times an unfunded and unsecured obligation of the Company, and the participants only shall have the status of general creditors with respect to the amounts credited to their accounts and shall look solely and exclusively to the general assets of the Company for payment.

        IX. CHANGE IN CONTROL. Notwithstanding any other provision of this Agreement, upon the occurrence of a Change in Control, all Common Stock-equivalent units which previously were credited as bonus units shall immediately vest, the provisions of Section VI.2.(iii)(b) with respect to the conversion rights of the Company applicable to non-bonus Common Stock-equivalent units shall terminate, all outstanding Common Stock-equivalent units at the time credited to outstanding Deferred Compensation Accounts shall immediately be converted into cash on the basis of the higher of (i) the Fair Market Value of the Common Stock at the time of such Change of Control or (ii) the highest price paid per share of Common Stock in effecting the Change in Control, and the amount outstanding in each Deferred Compensation Account after such conversion shall be paid out in a single lump sum to the participants within thirty (30) days after such Change in Control, whereupon the Plan shall terminate.

         X. BENEFICIARY DESIGNATIONS. Each participant may file with the Company a written designation of one or more primary beneficiaries and one or more contingent beneficiaries to whom payments otherwise due the participant under the Plan are to be made after his/her death, in such amounts and at such times as would have been made to the participant had he/she lived. Such payments shall be divided among the primary beneficiaries who survive the participant in such proportion as the participant shall direct in his/her written designation. If no primary beneficiary survives the participant, such payment shall be divided among the contingent beneficiaries who survive the participant in such proportion as the participant shall direct in his/her written designation. If no primary or contingent beneficiary survives the participant or is named by the participant, such payments shall be made to the participant's estate. At the discretion of the Plan Administrator, payments to the participant's estate may be made in a lump sum equal to the total value of the participant's account. The participant may from time to time change his/her beneficiary designation by filing a new written designation with the Company.

        XI. INALIENABILITY. No participant or beneficiary, or any other person having or claiming to have any interest of any kind or character in or under this Plan or in any of the Deferred Compensation Accounts or any part thereof or payment therefrom shall have the right to sell, assign, transfer, convey, hypothecate, anticipate, pledge or otherwise dispose of such interest; and to the extent permitted by law, such interest shall not be subject to any liabilities or obligations of the participant or to any bankruptcy proceedings, creditor claims, attachment, garnishments, execution, levy or other legal process against such participant or his/her property.

       XII. PLAN DURATION AND AMENDMENT. The Plan shall become effective immediately upon adoption by the Board. The Board may amend, modify or terminate the Plan at any time thereafter; provided, however, that no such action shall adversely affect the rights of participants with respect to their outstanding Deferral Elections under the Plan and the payment of their Deferred Compensation Accounts in accordance with those elections.

      XIII. NO EMPLOYMENT RIGHTS. Nothing in the Plan shall confer upon any participant any right to continue in the Company's service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or of the participant, which rights are hereby expressly reserved by each, to terminate the participant's employment at any time for any reason, with or without cause, except to the extent such right is expressly limited by any written employment in effect between the Company and such participant.

       XIV. WITHHOLDING TAXES. All amounts which become payable under the Plan shall be subject to the Company's collection of all applicable Federal, state and local income and employment taxes required to be withheld therefrom.

        XV. GOVERNING LAW. The provisions of the Plan shall, to the extent not preempted by the Employee Retirement Income Security Act of 1974, as amended (ERISA), be governed by and construed in accordance with the laws of the State of Hawaii without resort to that State's conflict-of-laws rules.

       XVI.       MISCELLANEOUS.

                  A. The liabilities and obligations of the Company hereunder shall be binding upon any successor corporation or entity which succeeds to all or substantially all of the assets and business of the Company by merger, purchase or other transaction.

                  B. All costs and expenses incurred in the administration of the Plan shall be borne by the Company.

      XVII. ARBITRATION. In the event that a participant should dispute the decision of the Committee with respect to such participant's claimed benefit entitlement under the Plan, such dispute shall be settled by arbitration proceedings conducted in Honolulu, Hawaii in accordance with the applicable rules of the American Arbitration Association. If the parties cannot agree upon the individual to serve as arbitrator, then they shall request the American Arbitration Association to submit a list of five (5) potential arbitrators, and in the absence of any agreement as to which of the named individuals shall serve as arbitrator, each party shall have the right to remove two (2) of the named individuals from the list, and the last remaining individual on the list shall accordingly serve as the arbitrator. Such arbitrator shall have full power and authority to settle the dispute through interpretation and application of the express provisions of the Plan, but shall have no authority to amend, revise or supplement such provisions. The costs of such arbitration shall be shared equally by the Company and the participant, and the decision of the arbitrator shall be final and binding on them.

         IN WITNESS WHEREOF, Alexander & Baldwin, Inc. has caused this Plan to be executed by its duly authorized officers, effective January 1, 2005.


                                ALEXANDER & BALDWIN, INC.

                                By /s/ Nelson N. S. Chun
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                                   Its Senior Vice President

                                By /s/ Alyson J. Nakamura
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                                   Its Secretary